Exhibit 10.2

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of [        ], 201[    ], by and between Colony Capital Operating Company, LLC, a Delaware limited liability company (“Constellation OP”), and Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Master Combination Agreement by and among (i) Constellation OP, the operating company of Colony NorthStar, Inc., a Maryland corporation (“Constellation”), (ii) NRF RED REIT Corp., a Maryland corporation and an indirect subsidiary of Constellation OP (“RED REIT”), (iii) NorthStar Real Estate Income Trust, Inc., a Maryland corporation, (iv) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership, (v) NorthStar Real Estate Income II, Inc., a Maryland corporation, (vi) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership, (vii) the Company, and (viii) Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Company OP”), dated as of August 25, 2017 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Combination Agreement”), among other things, Constellation OP contributed the Constellation OP Contributed Entities (as defined in the Combination Agreement) to the Company in exchange for 44,399,444 shares of Class A Common Stock of the Company, par value $0.01 per share (“Class A Common Stock”);

WHEREAS, concurrently with the execution of this Agreement, the Company has exempted Constellation OP from the ownership limits set forth in the charter of the Company and established an Excepted Holder Limit (as such term is defined in the charter of the Company) for Constellation OP pursuant to Section 7.2.7 of charter of the Company; and

WHEREAS, Constellation OP and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) the governance and management of the Company and (b) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that in no event shall (a) any of the companies in which Constellation OP or any of its Affiliates own less than a majority of the outstanding equity or other ownership interests, or (b) the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of Constellation OP for purposes of this Agreement; provided, further, that with respect to Constellation OP, in no event will any directors, officers or employees of Constellation or any of its Affiliates who are members of the Board of Directors be considered Affiliates of Constellation OP.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Applicable Exchange” means the national securities exchange on which the Class A Common Stock trades or is quoted.

“Board of Directors” means the board of directors of the Company.

“Capital Stock” means any and all shares of stock of the Company.

“Class A Common Stock” has the meaning set forth in the Recitals hereto.

“Combination Agreement” has the meaning set forth in the Recitals hereto.

“Company” has the meaning set forth in the Preamble hereto.

“Company OP” has the meaning set forth in the Recitals hereto.

“Company OP Unit” means a common unit of membership interest of Company OP.

“Confidential Information” has the meaning set forth in Section 3.1.

“Constellation” has the meaning set forth in the Recitals hereto.

“Constellation OP” has the meaning set forth in the Preamble hereto.

“Constellation Shares” means the Shares owned of record or beneficially by Constellation OP and its Affiliates.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or by any other means.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Independent Directors” means members of the Board of Directors who are “independent” under the listing standards of the Applicable Exchange and under applicable rules of the SEC.

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Other Constellation Funds” means, collectively, any other investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, branded, advised and/or managed by Constellation or any of its Affiliates, whether currently in existence or subsequently established, in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with Constellation’s side-by-side or additional general partner investments with respect thereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“RED REIT” has the meaning set forth in the Recitals hereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 or any successor federal statutes, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Shares” means all Capital Stock originally issued to, or issued with respect to shares originally issued to, or held by, a stockholder of the Company, whenever issued, including all shares of the Company issued or issuable upon the exercise, conversion or exchange of any securities that are directly or indirectly convertible into, or otherwise exchangeable for exercisable for, shares of Class A Common Stock.

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used in this Agreement, unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular including the plural, and in the plural include the singular, and (c) references to “party” shall mean a party to this Agreement.

ARTICLE II

GOVERNANCE

Section 2.1 Election of Directors to the Board of Directors. From the date of this Agreement and continuing until the later of (a) the two (2) year anniversary of the date of this Agreement and (b) the second (2nd) annual meeting of stockholders of the Company held after the date hereof, Constellation OP shall, and shall cause its Affiliates to, (i) cause the Constellation Shares to be present for purposes of establishing a quorum of the stockholders at any meeting of stockholders of the Company; provided that such meeting has been duly called, and proper notice has been given to Constellation OP, pursuant to and in accordance with the bylaws of the Company, and (ii) cause the Constellation Shares to be voted in favor of the director nominees recommended by the Board of Directors in the Company’s definitive proxy statement on Schedule 14A.

Section 2.2 Composition of Board. From the date of this Agreement and continuing until the later of (a) the two (2) year anniversary of the date of this Agreement and (b) the second (2nd) annual meeting of stockholders of the Company after the date hereof, Constellation OP shall, and shall cause its Affiliates to, each solely in its capacity as a stockholder of the Company, not take any action to change the composition of the Board of Directors from at least a majority of Independent Directors.

Section 2.3 Access to Information. From and after the date of this Agreement, and for so long as Constellation has one or more classes of securities registered pursuant to the Exchange Act and reports its ownership of Shares based on the equity method of accounting, the Company shall deliver to Constellation all information or documentation of the Company as may be requested, in the reasonable judgment of Constellation, in order for Constellation to satisfy or demonstrate compliance with any legal, regulatory or disclosure obligation of Constellation under the federal securities laws or otherwise.

Section 2.4 Press Releases; Other Filings. The Company shall cooperate with Constellation and its Affiliates, to the extent reasonably requested by Constellation or its Affiliates and solely to the extent related to the Company and its operations, in the preparation of Constellation’s press releases, public securities filings and related documents required under the Securities Act or the Exchange Act, as applicable, and such other documents that are prepared for dissemination to third-parties as reasonably requested by Constellation. Notwithstanding the foregoing, the Company will report and file quarterly and annual public filings required under the Securities Act or Exchange Act immediately prior to Constellation or any of its Affiliates. The parties shall reasonably cooperate with regard to the timing of any quarterly, annual or periodic filings that may contain financial information of the Company.

ARTICLE III

COVENANTS

Section 3.1 Confidentiality. Constellation OP shall keep confidential any and all confidential, proprietary or non-public information of or concerning the performance, terms, business, operations, activities, personnel, training, finances, actual or potential investments, plans, compensation, clients or investors of the Company or any of its subsidiaries, written or oral, obtained by Constellation OP in connection with its ownership of Constellation Shares and Company OP Units and its rights under this Agreement (“Confidential Information”) and shall not disclose any such Confidential Information (or use the same except in furtherance of its rights and obligations under this Agreement) to unaffiliated third parties, except: (i) to officers, directors, employees, agents, representatives or advisors of Constellation OP or its Affiliates who need to know such Confidential Information for any purpose contemplated under this Agreement or in connection with Constellation OP’s ownership of Shares and Company OP Units and who are informed of the confidential nature of the Confidential Information and are directed to fully observe the terms of this Section 3.1; (ii) with the prior written consent of the Board of Directors; (iii) to legal counsel, accountants and other professional advisors; (iv) to governmental agencies or officials having jurisdiction over Constellation OP or its Affiliates; (v) in connection with (a) any governmental or regulatory filings made by Constellation or its Affiliates or (b) subject to an undertaking of confidentiality, non-disclosure and non-use, disclosure or presentations to investors of Constellation; (vi) to existing or prospective investors in Other Constellation Funds and their advisors to the extent such persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and non-use; (vii) otherwise with the consent of the Company, including pursuant to a separate agreement entered into between Constellation OP and the Company; (viii) as required by law or legal process to which Constellation OP or any person to whom disclosure is permitted hereunder is a party; or (ix) to the extent reasonably required in connection with the exercise of any remedy hereunder; provided, however, that with respect to clause (ix), it is agreed that, to the extent practicable and so long as not legally prohibited, Constellation OP will (w) provide the Company with written notice within a reasonable period of time of the existence, terms and circumstances surrounding the law or legal process requiring disclosure of such Confidential Information, (x) consult with the Company on the advisability of taking steps to resist or narrow such disclosure obligation, (y) if disclosure of such Confidential Information is required, furnish only such portion of the Confidential Information as Constellation OP is advised by counsel is legally required to be disclosed, and (z) cooperate, at the Company’s expense, with any action reasonably requested by the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information that is required to be disclosed. Notwithstanding the foregoing, Confidential Information shall not include information that (A) is in the public domain at the time it is received by Constellation OP, (B) becomes public other than by reason of a disclosure by Constellation OP in breach of this Agreement, (C) was already in the possession of Constellation OP prior to the time it was received by Constellation OP from the Company or its Affiliates (unless such information was in the possession of Constellation OP or one of its Affiliates in a fiduciary capacity or under an obligation of confidentiality), (D) was obtained by Constellation OP from a third party and, to Constellation OP’s knowledge, was not disclosed in breach of an obligation of such third party not to disclose such information, or (E) was developed independently by Constellation OP without using or referring to any of the Confidential Information. The provisions of this Section 3.1 shall survive until one (1) year after such time as Constellation OP and its Affiliates cease to have a right to information under Section 2.3.

Section 3.2 Lock Up. (a) Constellation OP shall, and shall cause RED REIT to, enter into a customary lock-up agreement with the underwriters of any offering of Shares for a term not to extend beyond the one (1) year anniversary of the date of this Agreement, and (b) from the date of this Agreement until the one (1) year anniversary of the date of this Agreement, Constellation OP shall not, and shall cause its Affiliates not to, make any transfers of Company OP Units to non-Affiliates of Constellation OP unless such transfer is approved by a majority of the Board of Directors, including a majority of the Independent Directors; provided that no approval of the Board of Directors shall be required in connection with a transfer by operation of law or pursuant to a merger, sale of all or substantially all of the assets or similar fundamental transaction involving Constellation and/or Constellation OP; provided, further, that the foregoing shall not restrict any conversion of the Company OP Units to equity of the Company pursuant to the Company OP limited liability company agreement. Nothing in this Section 3.2 shall affect any limitations or conditions on the transfer of Company OP Units contained in the Company OP limited liability company agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of Constellation OP and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective; provided that any material amendment or modification of this Agreement, or waiver of any material provision of this Agreement by the Company, shall require the prior written approval of a majority of the Independent Directors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 4.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.4 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement may be assigned, in whole or in part, by either party, and any such transfer or attempted transfer shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 4.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 4.6 Remedies.

(a) Each party hereto acknowledges that monetary damages may not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 4.7 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given if personally delivered, electronic transmission or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by like notice (provided that notices of a change of address will be effective only upon receipt thereof).

If to the Company:

Colony NorthStar Credit Real Estate, Inc.

c/o Constellation

515 South Flower Street

44th Floor

Los Angeles, CA 90071

Attention: Director, Legal Department

Email: ColonyLegal@clns.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20005

Attention: David Bonser

                  Stacey McEvoy

Email: david.bonser@hoganlovells.com

            stacey.mcevoy@hoganlovells.com

If to Constellation OP:

Constellation OP

c/o Constellation

515 South Flower Street

44th Floor

Los Angeles, CA 90071

Attention: Director, Legal Department

Email: ColonyLegal@clns.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20005

Attention: David Bonser

                  Stacey McEvoy

Email: david.bonser@hoganlovells.com

            stacey.mcevoy@hoganlovells.com

Notices will be deemed to have been received (a) on the date of receipt if (i) personally delivered or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by electronic submission (to such email address specified above or another email address as such person may subsequently designate by notice given hereunder) only if followed by overnight or hand delivery or (b) on the date that is five (5) business days after dispatch by registered or certified mail.

Section 4.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

(b) EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT

SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 4.7. NOTHING IN THIS SECTION 4.8, HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(c) EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 4.9 Third Party Benefits. None of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary unless specifically referenced herein.

Section 4.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.11 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that Constellation OP and its Affiliates (or its affiliated successors or permitted assigns) cease to own any Shares or Company OP Units received as consideration pursuant to the Combination Agreement.

Section 4.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

COMPANY:

Colony NorthStar Credit Real Estate, Inc.

By:
Name:
Title:

CONSTELLATION OP:

Colony Capital Operating Company, LLC By: Colony NorthStar, Inc., its managing member

By:
Name:
Title: